Exhibit 99.1

BRT REALTY TRUST REPORTS

THIRD QUARTER 2014 RESULTS

Great Neck, New York – August 7, 2014 – BRT REALTY TRUST (NYSE:BRT), today announced operating results for the three months ended June 30, 2014.

Jeffrey A. Gould, President and Chief Executive Officer stated: “We continue to pursue our strategy of growing our multi-family property portfolio and since April 1, 2014, we participated in joint ventures that acquired five multi-family properties with a total of 1,590 units. We currently own 26 multi-family properties with an aggregate of 7,610 units, excluding our Greenville, South Carolina development project. We anticipate this 360 unit multi-family development project, with 10,000 square feet of retail space, will be completed in fiscal 2016.”

Third Quarter Operating Results:

Total revenues for the three months ended June 30, 2014 were approximately $18.12 million, an increase of $6.08 million, or 50.5%, from $12.04 million for the corresponding quarter in the prior year. The increase is due primarily to rental revenue from twelve multi-family properties acquired since July 2013.

Total expenses for the three months ended June 30, 2014 were approximately $22.13 million, compared to $12.76 million in the quarter ended June 30, 2013. Contributing to the change were increases of $5.45 million in real estate operating expenses, $2.34 million of interest expense and $1.97 million of depreciation and amortization expense. A significant portion of these increases are due to the twelve multi-family properties acquired.

Net loss attributable to common shareholders for the three months ended June 30, 2014 was $331,000, or $0.02 per share, compared to net income of $521,000, or $0.04 per share, in the corresponding prior year period. This net loss for the current period was reduced by a $2.6 million adjustment to non-controlling interest. The adjustment reflects the add back of the Newark Joint Venture’s minority partner’s share of interest expense due to a non-recurring deferred interest payment to the Trust by the Newark Joint Venture on debt eliminated in consolidation.

Third Quarter-Funds from Operations and Adjusted Funds from Operations:

Funds from Operations, or FFO, was $2.52 million, or $0.18 per share, in the third quarter of 2014 compared to $1.34 million, or $0.09 per share, in the third quarter of 2013. Adjusted Funds from Operations, or AFFO, was $2.96 million, or $0.21 per share, in the third quarter of 2014 compared to $1.67 million, or $0.11 per share, in the third quarter of 2013. A description and reconciliation of non-GAAP financial measures to GAAP financial measures is presented later in this release.

Balance Sheet:

At June 30, 2014, the Trust had $29.44 million of cash and cash equivalents, total assets of $700.26 million, total debt of $489.06 million and total BRT shareholders’ equity of $133.73 million.

Non-GAAP Financial Measures:

BRT discloses FFO and AFFO because it believes that such metrics are widely recognized and appropriate measures of the performance of an equity REIT. BRT believes FFO and AFFO are frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO and AFFO provide a performance measure that, when compared period over period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

BRT has determined FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). FFO is described by NAREIT as net income (or loss) computed in accordance with generally accepted accounting principles, or GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures.

FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP.  FFO and AFFO should not be considered to be an alternative to net income as a reliable measure of BRT’s operating performance; nor should FFO and AFFO be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO and AFFO do not measure whether cash flow is sufficient to fund all of the Trust’s cash needs, including principal amortization, capital improvements and distributions to shareholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP.

Management recognizes that there are limitations in the use of FFO and AFFO. In evaluating the Trust’s performance, management is careful to examine GAAP measures such as net income and cash flows from operating, investing and financing activities. Management also prepares and reviews the reconciliation of net income to FFO and AFFO.

Forward Looking Statements:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. Forward looking statements, including statements with respect to BRT’s loan origination and property ownership and operating activities, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements. Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the section entitled “Item 1A. - Risk Factors” in BRT’s Annual Report on Form 10-K for the year ended September 30, 2013 and in the Quarterly Reports on Form 10-Q filed thereafter.

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About BRT Realty Trust:

BRT is a real estate investment trust that participates as an equity investor in joint ventures which own and operate multi-family properties and owns other real estate assets. Additional financial and descriptive information on BRT, its operations and its portfolio, is available at BRT’s website at: www.BRTRealty.com. Interested parties are encouraged to review the Form 10-Q for the quarter ended June 30, 2014 to be filed with the Securities and Exchange Commission for additional information.

Contact: Investor Relations

BRT REALTY TRUST

60 Cutter Mill Road

Suite 303

Great Neck, New York 11021

Telephone (516) 466-3100

Telecopier (516) 466-3132

www.BRTRealty.com

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BRT REALTY TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	Three months ended		Nine months ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues:
Rental and other revenue from real estate properties	$17,449	$8,250	$46,133	$20,756
Interest and fees on real estate loans	352	2,921	2,121	7,766
Other income	314	867	861	1,913
Total revenues	18,115	12,038	49,115	30,435

Expenses:
Operating expenses relating to real estate properties	10,042	4,595	26,071	11,158
Interest expense	5,469	3,127	15,247	8,734
Advisor's fee, related party	517	497	1,447	1,314
Property acquisition costs	718	851	2,246	1,916
General and administrative expenses	1,579	1,859	5,006	5,416
Depreciation and amortization	3,801	1,832	10,375	4,737
Total expenses	22,126	12,761	60,392	33,275

Total revenues less total expenses	(4,011)	(723)	(11,277)	(2,840)

Equity in earnings of unconsolidated ventures	5	54	9	183
Gain on the sale of available-for-sale securities	-	-	-	482
Gain on the sale of real estate assets	3	509	3	509
Net (loss)	(4,003)	(160)	(11,265)	(1,666)

Plus: net loss attributable to non-controlling interests	3,672	681	5,609	1,893

Net (loss) income attributable to common shareholders	$(331)	$521	$(5,656)	$227

Basic and diluted per share amounts attributable to common shareholders:

Basic and diluted (loss) income per share	$(0.02)	$0.04	$(0.40)	$0.02

Funds from operations - Note 1	$2,520	$1,335	$2,073	$3,541
Funds from operations per common share - diluted - Note 2	$0.18	$0.09	$0.14	$0.25

Adjusted funds from operations - Note 1	$2,963	$1,669	$3,308	$4,635
Adjusted funds from operations per common share - diluted -Note 2	$0.21	$0.11	$0.23	$0.32

Weighted average number of common shares outstanding:
Basic and diluted	14,303,237	14,162,887	14,252,902	14,128,398

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Note 1:
Funds from operations is summarized in the following table:
Net (loss) income attributable to common shareholders	$(331)	$521	$(5,656)	$227
Add: depreciation of properties	3,799	1,827	10,365	4,723
Add: our share of depreciation in unconsolidated joint ventures	5	10	15	29
Add: amortization of deferred leasing costs	16	13	46	39
Deduct: gain on sale of real estate assets	(3)	(509)	(3)	(509)
Adjustments for non-controlling interests - depreciation of properties	(960)	(522)	(2,675)	(953)
Adjustments for non-controlling interests - deferred leasing costs	(6)	(5)	(19)	(15)
Funds from operations	2,520	1,335	2,073	3,541

Adjust for straight line rents	(136)	4	(404)	12
Add: amortization of restricted stock compensation	206	181	599	511
Add: amortization of deferred financing costs	492	312	1,362	1,048
Adjustments for non-controlling interests - straight line rents	77	7	229	22
Adjustments for non-controlling interests - deferred financing costs	(196)	(170)	(551)	(499)
Adjusted funds from operations	$2,963	$1,669	$3,308	$4,635

Note 2:
Funds from operations per share is summarized in the following table:
Net (loss) income attributable to common shareholders	$(0.02)	$0.04	$(0.40)	$0.02
Add: depreciation of properties	0.27	0.13	0.73	0.34
Add: our share of depreciation in unconsolidated joint ventures	-	-	-	-
Add: amortization of deferred leasing costs	-	-	-	-
Deduct: gain on sale of real estate assets	-	(0.04)	-	(0.04)
Adjustments for non-controlling interests - depreciation of properties	(0.07)	(0.04)	(0.19)	(0.07)
Adjustments for non-controlling interests - deferred leasing costs	-	-	-	-

Funds from operations per common share basic and diluted	0.18	0.09	0.14	0.25

Adjust for straight line rents	(0.01)	-	(0.03)	-
Add: amortization of restricted stock compensation	0.01	0.01	0.04	0.04
Add: amortization of deferred financing costs	0.03	0.02	0.10	0.07
Adjustments for non-controlling interests - straight line rents	0.01	-	0.02	-
Adjustments for non-controlling interests - deferred financing costs	(0.01)	(0.01)	(0.04)	(0.04)
Adjusted funds from operations per common share basic and diluted	$0.21	$0.11	$0.23	$0.32

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